As filed with the Securities and Exchange Commission on June 4, 2026	Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Creative Realities, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	41-1967918
(State or jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

13100 Magisterial Drive, Suite 201

Louisville, KY 40223

(502) 791-8800

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices and principal place of business)

Tamra Koshewa

Chief Financial Officer

13100 Magisterial Drive, Suite 201

Louisville, KY 40223

(502) 791-8800

(Name, address, including zip code, and telephone

number, including area code, of agent for service)

Copy to: Bradley A. Pederson, Esq. Taft Stettinius & Hollister LLP 2200 IDS Center 80 South 8th Street Minneapolis, Minnesota 55402 Telephone: (612) 977-8538

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of  “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Pursuant to Rule 415(a)(6), the securities being registered hereunder include $37,640,848 of securities which remain unsold as of the date hereof (collectively, the “Carry Forward Securities”) previously registered by the registrant’s registration statement on Form S-3 (File No. 333-272202), which was originally filed with the Commission on May 25, 2023, and declared effective by the Commission on June 6, 2023 (the “Prior Registration Statement”). The aggregate filing fee paid in connection with such Unsold Securities was $4,885.78. Pursuant to Rule 415(a)(6) under the Securities Act, (i) the registration fee applicable to the Unsold Securities is being carried forward to this registration statement and will continue to be applied to the Unsold Securities, and (ii) the offering of the Unsold Securities registered on the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement. Accordingly, the registrant is not paying a registration fee with the filing of this registration statement with respect to the Unsold Securities. If the registrant sells any of the Unsold Securities pursuant to the Prior Registration Statement after the date of the initial filing, and prior to the date of effectiveness, of this registration statement, the registrant will file a pre-effective amendment to this registration statement, which will reduce the number of Unsold Securities included on this registration statement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated June 4, 2026

PROSPECTUS

$100,000,000

Creative Realities, Inc.

Common Stock

Preferred Stock
Warrants to Purchase Common Stock or Preferred Stock

Debt Securities

We may offer from time to time securities described in this prospectus separately or together in any combination. We may offer and sell such securities in one or more offerings with a total aggregate principal amount or initial purchase price not to exceed $100,000,000. These securities may be convertible into or exchangeable for our other securities. This prospectus provides a general description of these securities. We will provide you with specific information about the offering and terms of these securities in supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the securities being offered.

This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement.

We may offer and sell these securities on a continuous or delayed basis, at prices and on terms to be determined at the time of any particular offering, directly to purchasers, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. See “Plan of Distribution.” The prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of underwriters, dealers or agents, if any, involved in the offering and any applicable discounts or commissions payable to them. Net proceeds from the sale of the securities also will be set forth in the applicable prospectus supplement.

Unless otherwise stated in a prospectus supplement, none of these securities will be listed on any securities exchange. Our common stock is listed on The NASDAQ Capital Market under the symbol “CREX.” The last reported per share price for our common stock was $3.75, as quoted on The NASDAQ Capital Market on June 2, 2026. As of June 2, 2026, the aggregate market value of our outstanding common stock held by non-affiliates (our “public float”) was $37,035,398. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering in reliance on such General Instruction with a value exceeding one-third of our public float during any 12-month period.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                   , 2026.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission, using a “shelf” registration process. Under this shelf registration process, from time to time, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer and sell securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of the applicable offering. The prospectus supplement may include a discussion of risks or other special considerations applicable to us or the offered securities. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement, and any related free writing prospectus that we may authorize to be provided to you, may also add, update or change the information contained in this prospectus or in the documents incorporated by reference into this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you must rely on the information in the prospectus supplement. We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Information by Reference” before buying any of the securities being offered. THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

You should rely only on the information contained in, or incorporated by reference into, this prospectus or any applicable prospectus supplement, along with the information contained in any related free writing prospectus that we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. The information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document, and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context requires otherwise or unless otherwise indicated, all references to “Creative Realities,” the “Company,” “we,” “our,” or “us” refer collectively to Creative Realities, Inc.

This prospectus does not constitute, and any prospectus supplement or other offering materials related to an offering of securities described in this prospectus will not constitute, an offer to sell, or a solicitation of an offer to purchase, the offered securities in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation in such jurisdiction.

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THE COMPANY

Creative Realities, Inc. (“Creative Realities,” the “Company,” “we,” “us,” “our,” and similar expressions) transforms environments through digital solutions by providing innovative digital signage solutions for key market segments and use cases, including:

●	Retail;
●	Entertainment and Sports Venues;
●	Restaurants, including Quick Service Restaurants (“QSR”);
●	Convenience Stores;
●	Financial Services;
●	Automotive;
●	Lottery;
●	Mixed Use Developments; and
●	Digital out of Home (“DOOH”) Advertising Networks

We serve market-leading companies, so there is a good chance that if you leave your home today to shop, work, eat or play, you will encounter one or more of our digital signage experiences. Our solutions are increasingly visible because we help our enterprise customers achieve a range of business objectives including:

●	Increased brand awareness;
●	Improved customer support;
●	Enhanced employee productivity and satisfaction;
●	Increased revenue and profitability;
●	Improved guest experience;
●	Increased customer/guest engagement; and
●	Traffic content and advertising

Through a combination of organically grown platforms and a series of strategic acquisitions, the Company assists customers to design, deploy, manage, and monetize their digital signage and in-store retail media networks. The Company sources leads and opportunities for its solutions through its digital and content marketing initiatives, close relationships with key industry partners, including equipment manufacturers and a media sales agent, and the direct efforts of its in-house industry sales experts. Customer engagements focus on consultative conversations that ensure the Company’s solutions are positioned to help customers achieve their business objectives in the most cost-effective manner possible.

Corporate Organization

Our principal offices are located at 13100 Magisterial Drive, Suite 201, Louisville, Kentucky 40223, and our telephone number at that office is (502) 791-8800.

We originally incorporated and organized as a Minnesota corporation under the name “Wireless Ronin Technologies, Inc.” in March 2003 and focused on our expertise in digital media marketing solutions, including digital signage, interactive kiosks, mobile, social media and web-based media solutions. We acquired the interactive marketing technology business that we currently operate in a 2014 merger with Creative Realities, LLC. Shortly after that merger, we changed our corporate name from “Wireless Ronin Technologies, Inc.” to “Creative Realities, Inc.” On October 15, 2015, we acquired the systems integration and marketing technology business of ConeXus World Global, LLC. On November 20, 2018, we acquired Allure, an enterprise software development company. On February 17, 2022, we acquired Reflect Systems, Inc. On November 7, 2025, we acquired DDC Group International, Inc., a wholly owned subsidiary of Cineplex Entertainment Limited Partnership (“DDC”). DDC was the parent company of its wholly owned subsidiary, Cineplex Digital Media Inc. (“CDM”) and CDM’s wholly owned subsidiary, Cineplex Digital Media U.S. Inc. (“CDMUS”), which we collectively refer to as the “CDM Business.”

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to purchase any of the securities being offered, you should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus and the applicable prospectus supplement. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Moreover, the risks described are not the only ones that we face. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain, and any prospectus supplement or free writing prospectus may contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements other than statements of historical facts contained in this prospectus and the documents incorporated by reference herein contain, and any prospectus supplement or free writing prospectus, are forward-looking statements. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to, statements about:

●	the adequacy of funds for future operations;
●	future expenses, revenue and profitability;
●	trends affecting financial condition and results of operations;
●	the ability to convert proposals and pilot projects into customer orders, including our ability to realize the revenues included in our future guidance and backlog reports;
●	general economic conditions and outlook;
●	the ability of customers to pay for products and services received;
●	the ability to satisfy our upcoming debt obligations and other liabilities;
●	the impact of changing customer requirements upon revenue recognition;
●	customer cancellations;
●	the availability and terms of additional capital;
●	the ability of the Company to continue as a going concern;
●	industry trends and the competitive environment;
●	the impact of the Company’s financial condition upon customer and prospective customer relationships;
●	potential litigation and regulatory actions directed toward our industry in general;
●	the influence of our shareholder(s) with the greatest beneficial ownership of our common stock;
●	our reliance on certain key personnel in the management of our businesses;
●	employee and management turnover;
●	the existence of any material weaknesses in internal controls over financial reporting;
●	the inability to successfully integrate the operations of acquired companies; and
●	the ability to remain listed on the Nasdaq Capital Market.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “intend,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential,” “propose,” and similar expressions (or the negative versions of such words or expressions) intended to identify forward-looking statements.

These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks in greater detail under the heading “Risk Factors” in the applicable prospectus supplement or free writing prospectus and in our reports filed from time to time under the Securities Act and/or the Exchange Act. We encourage you to read these filings as they are made. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement.

You should read this prospectus, the documents incorporated by reference herein, and any prospectus supplement that we have authorized for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of our securities offered by this prospectus. Unless we indicate otherwise in the applicable prospectus supplement or in any related free writing prospectus we have authorized for use in connection with a specific offering, we anticipate that any net proceeds will be used for working capital and general corporate purposes. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of securities sold pursuant to that prospectus supplement or free writing prospectus.

DILUTION

We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital consists of 116,666,666 shares of capital stock, $0.01 par value per share, comprised of 66,666,666 shares of common stock and 50,000,000 shares of preferred stock. As of June 2, 2026, there were 10,567,268 shares of our common stock issued and outstanding and 30,000 shares of preferred stock were designated as Series A Convertible Preferred Stock (the “Series A Preferred Shares”) all of which were issued and outstanding. Our common stock is listed on the NASDAQ Capital Market under the symbol “CREX.”

The following description summarizes the material terms of our capital stock. This summary is, however, subject to the provisions of our articles of incorporation and bylaws. For greater detail about our capital stock, please refer to our articles of incorporation and bylaws and the applicable provisions of Minnesota law. The following description summarizes the material terms of our capital stock.

Common Stock

Voting. The holders of our common stock are entitled to one vote for each outstanding share of common stock owned by that shareholder on every matter properly submitted to the shareholders for their vote. Shareholders are not entitled to vote cumulatively for the election of directors.

Dividend Rights. Subject to the dividend rights of the holders of any outstanding series of preferred stock, holders of our common stock are entitled to receive ratably such dividends and other distributions of cash or any other right or property as may be declared by our Board of Directors out of our assets or funds legally available for such dividends or distributions.

Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of our common stock would be entitled to share ratably in our assets that are legally available for distribution to shareholders after payment of liabilities and after the satisfaction of any liquidation preference owed to the holders of any outstanding series of preferred stock.

Conversion, Redemption and Preemptive Rights. Holders of our common stock have no conversion, redemption, preemptive, subscription or similar rights.

The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

The transfer agent and registrar for our common stock is Computershare Limited.

See “Description of Securities” incorporated into this prospectus by reference to Exhibit 4.2 to our Annual Report on Form 10-K for year ended December 31, 2025 for a description of provisions of our articles of incorporation and bylaws and the Minnesota Business Corporation Act that may have the effect of delaying, deferring or preventing changes in control.

Preferred Stock

Series A Redeemable Convertible Preferred Stock.

On November 6, 2025, the Company filed the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock (the “Certificate of Designations”) with the Minnesota Secretary of State, which established the designations, preferences, powers and rights of Series A Preferred Shares. The Series A Preferred Shares have a stated value of $1,000 per share (the “Stated Value”). A summary of such designations, preferences, powers and rights is below.

Ranking; Liquidation. The Series A Preferred Shares rank senior to the common stock as to distributions and payments upon the liquidation, dissolution and winding up of the Company. Upon a liquidation, dissolution or winding up of the Company, the holders of Series A Preferred Shares will be entitled to receive in cash, before any amount is paid to the holders of common stock (or any other capital stock of the Company ranking junior to the Series A Preferred Shares in respect of the preferences as to the distributions and payments on the liquidation, dissolution and winding up of the Company), an amount per Series A Preferred Shares equal to the greater of (i) the Liquidation Preference (as defined below), or (ii) such amount per share as would have been payable had all Series A Preferred Shares been converted into common stock immediately prior to such liquidation, dissolution or winding up.

Dividends. The Series A Preferred Shares accrue dividends for a period of five years from and after the issuance date (the “Guaranteed Term”) at a rate of 5.25% per year on the Stated Value, which will be payable in cash only at the Company’s option beginning upon expiration of the Guaranteed Term. Such dividends accrue daily and compound on a quarterly basis from the issuance date. To the extent that, during the Guaranteed Term, (i) the Company undergoes any liquidation, dissolution, winding up, or “Fundamental Transaction” (as defined in the Certificate of Designations), or (ii) the Company elects to effect a Mandatory Conversion (as defined below) (each, a “Make Whole Event”), then, immediately prior to the effective time of such Make Whole Event, the amount of dividends accrued on the Series A Preferred Shares will automatically be increased by an amount equal to any additional dividends that would have otherwise accrued on the Series A Preferred Shares between the date of the Make Whole Event and the end of the Guaranteed Term (the “Make Whole Payment”), and the dividends will thereafter cease to accrue. In addition, holders of Series A Preferred Shares will participate with the holders of common stock on an as-converted basis (without regard to any limitations or restrictions on conversion) to the extent any dividends are declared on the common stock.

Conversion

Optional Conversion. Each Series A Preferred Share is convertible at the option of the holder from and after the date of issuance into common stock (“Conversion Shares”) at a rate (the “Conversion Rate”) calculated by calculated by dividing (i) the Stated Value plus an amount per share equal to dividends accrued and unpaid through the date of determination (including, if applicable, any Make Whole Payment) (the “Liquidation Preference”), by (ii) by the “Conversion Price” of $3.00, subject to the Beneficial Ownership Limitation and the Exchange Cap limitation described below.

Mandatory Conversion. After the three year anniversary of the issuance date, if on any date (x) the Company’s EBITDA (as defined in the Certificate of Designations) for the four consecutive calendar quarters immediately preceding such date equals or exceeds $30.0 million, (y) the Net Debt Leverage Ratio (as defined in the Certificate of Designations) of the Company as of such date is less than 1.5X, and (z) the closing price of the common stock on its principal trading market equals or exceeds 300% of the then-applicable Conversion Price for 45 trading days during any 60 consecutive trading day period, the Company will have the right to cause the conversion of all of the outstanding Series A Preferred Shares into Conversion Shares at the Conversion Rate (such conversion being a “Mandatory Conversion”).

Beneficial Ownership Limitation and Exchange Cap Limitation. A holder’s ability to convert and vote its Series A Preferred Shares is subject to certain limitations. Under a “Beneficial Ownership Limitation,” no holder of Series A Preferred Shares may acquire Conversion Shares if the issuance thereof would result in the converting holder or its affiliates beneficially owning in excess of 19.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance. Under an “Exchange Cap” limitation, the total number of Conversion Shares issuable upon conversion of outstanding Series A Preferred Shares, when added to all Conversion Shares previously issued upon prior conversions, may not exceed 2,102,734 shares. However; if the Company obtains shareholder approval to issue shares of common stock in excess of the conversion limitations (as required by applicable Nasdaq Listing Rules), a holder of Series A Preferred Shares may elect for the Exchange Cap to cease to apply to the holder’s Series A Preferred Shares, which election will become effective 61 days after the election. A holder of Series A Preferred Shares, upon written notice to the Company, may decrease (and thereafter increase) the Beneficial Ownership Limitation; provided that the Beneficial Ownership Limitation may in no event exceeds 19.99%, or, if such shareholder approval is obtained, 49.99%. At the Company’s annual meeting of shareholder held December 29, 2025, the Company’s shareholders approved the issuance of Conversion Shares in excess of the Exchange Cap limitation and approved a proposal to increase the maximum Beneficial Ownership Limitation percentage to 49.99%.

Redemption. The Series A Preferred Shares are subject to automatic redemption for cash upon a “Fundamental Transaction” by the Company, which includes a merger, sale of all or substantially all the assets of the Company, recapitalization, or the sale by the Company of shares resulting in more than 50% ownership by a person or group. In such event, the redemption price would be equal to the greater of (i) the Liquidation Preference or (ii) the consideration per share of common stock in the Fundamental Transaction (or, in the event of a Fundamental Transaction in which consideration does not consist solely of cash, the volume-weighted average price of the common stock immediately preceding the closing of the Fundamental Transaction).

Voting. Holders of Series A Preferred Shares generally are entitled to vote on an as-converted basis with holders of the Common Stock, subject to the Beneficial Ownership Limitation and the Exchange Cap limitations, on all matters on which holders of common stock are entitled to vote, voting together with the common stock as a single class, and are otherwise entitled to such voting rights as required by applicable law.

Protective Provisions. For so long as the “Lead Investor” in the Company’s offering of Series A Preferred Shares and its affiliates beneficially own at least 20% of the Conversion Shares underlying the Series A Preferred Shares, the Company may not take any of the following actions without the Lead Investor’s consent:

●

create, authorize, or issue any capital stock that rank senior to or pari passu with the Series A Preferred Shares, or increase the authorized number of shares of Series A Preferred Shares or any additional class or series of capital stock that ranks senior to or pari passu with the Series A Preferred Shares;

●	incur debt that would result in the ratio of debt to EBITDA of the Company for preceding twelve calendar months exceeding 2.5:1;

●	purchase or redeem, or pay or declare any dividend on shares of capital stock other than redemptions of or dividends on the Series A Preferred Shares;

●	complete an acquisition (other than a specified exception) with consideration above $5.0 million;

●	enter into, renew, extend or be a party to certain related party transactions; or

●	amend, alter or repeal any provision of the Company’s articles of incorporation or bylaws in a manner that adversely affects the rights, powers and preferences of the Series A Preferred Shares.

The foregoing description of the Certificate of Designations is not complete and is qualified in its entirety by the terms of the Certificate of Designations that is incorporated by reference into the registration statement of which this prospectus is a part.

Undesignated Preferred Stock

Pursuant to our articles of incorporation, our board of directors has the authority, without stockholder approval, subject to limitations prescribed by law, to provide for the issuance of authorized but unissued shares of preferred stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Minnesota, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each series and any qualifications, limitations or restrictions thereof, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

We will fix the designations, voting powers, preferences and rights of the preferred stock of each series, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the Commission, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. This description may include, among other things:

●	the title and stated value;
●	the number of shares offered;
●	the liquidation preference per share;

●	the purchase price per share;
●	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation for dividends;
●	whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;
●	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;
●	the provisions for a sinking fund, if any;
●	the provision for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;
●	the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, including the conversion price (or manner of calculation) and conversion period;
●	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;
●	voting rights, if any, of the preferred stock;
●	preemptive rights, if any;
●	restrictions on transfer, sale or other assignment, if any;
●	whether interests in the preferred stock will be represented by depositary shares;
●	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;
●

any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

●	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of discouraging a takeover or other transaction that might involve a premium price for holders of the shares or which holders might believe to be in their best interests. The issuance of preferred stock could adversely affect the voting power, conversion or other rights of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation.

The laws of the State of Minnesota, the state of our incorporation, generally provide that the holders of outstanding shares of a class or series of preferred stock will have the right to vote separately as a class on any proposal involving a change in the rights or preferences of such class or series of preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

The transfer agent and registrar for any series of preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time in one or more series. The particular terms of each series that are offered by a prospectus supplement will be described in the prospectus supplement. The debt securities will be either our senior debt securities (“Senior Debt Securities”) or our subordinated debt securities (“Subordinated Debt Securities” and together with Senior Debt Securities, “Debt Securities”). The Senior Debt Securities and the Subordinated Debt Securities will be issued under an indenture (an “Indenture”) between us and the trustee party thereto (the “Trustee”). The Indenture will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We have filed a form of Indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental Indentures and forms of Debt Securities containing the terms of the Debt Securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

We may issue Debt Securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. The Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all of our senior debt as described in the prospectus supplement applicable to any Subordinated Debt Securities. If the prospectus supplement so indicates, the Debt Securities will be convertible into our common stock.

Unless otherwise stated, the Debt Securities will be our direct, unsecured obligations. The rights of the Company and our creditors, including holders of the Debt Securities, to participate in the assets of any subsidiary will be subject to the prior claims of the subsidiaries’ creditors.

General

The Indenture does not limit the amount of Debt Securities that we may issue. It provides that we may issue Debt Securities up to the principal amount that we may authorize and that the Debt Securities may be in any currency or currency unit that we may designate. Except for the provisions that require the assumption of Debt Securities by successors in connection with any consolidation, merger and sale of all or substantially all of our assets contained in the Indenture, the terms of the Indenture do not contain any covenants or other provisions designed to give holders of any Debt Securities protection against changes in our operations, financial condition or transactions involving us. We will determine the terms and conditions of the Debt Securities, including the maturity, principal and interest, but those terms must be consistent with the Indenture.

The applicable prospectus supplement will set forth the price or prices at which the Debt Securities to be offered will be issued and will describe the following terms of such Debt Securities:

●	title and aggregate principal amount;
●	any subordination provisions;
●	conversion or exchange into any securities or property;
●	percentage(s) of principal amount at which such securities will be issued;
●	issuance date;
●	maturity date(s);
●	interest rate(s) or the method for determining the interest rate(s);
●	dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;
●

whether interest will be payable in cash or in additional Debt Securities of the same series, or shall accrue and increase the aggregate principal amount outstanding of such series (including if the Debt Securities were originally issued at a discount);

●	any interest deferral rights and periods;
●	the auction and remarketing of the securities;
●	redemption or early repayment provisions;
●	authorized denominations;
●	form of the securities;
●	amount of discount or premium, if any, with which such securities will be issued;

●	whether such securities will be issued in whole or in part in the form of one or more global securities;
●	identity of the depositary(ies) for global securities;
●

whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

●

the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

●	any provisions relating to any collateral or security provided for such Debt Securities;
●	any covenants applicable to the particular Debt Securities being issued;
●	any defaults and events of default applicable to the particular Debt Securities being issued and acceleration rights upon such events;
●	currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on such securities will be payable;
●	securities exchange(s) on which the securities will be listed, if any;
●	our obligation or right to redeem, purchase or repay securities under a sinking fund, amortization or analogous provision;
●	provisions relating to covenant defeasance and legal defeasance of securities of the series;
●

whether the Indenture will restrict our ability to incur additional indebtedness, issue additional securities, create liens, pay dividends or make distributions of transfer assets, make investments or other restricted payments, sell or otherwise dispose of assets, enter into sale-leaseback transactions, engage in transactions with stockholders or affiliates, issue or sell stock of our subsidiaries, or effect a consolidation or merger;

●	provisions relating to satisfaction and discharge of the Indenture;
●	whether the Indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;
●	provisions relating to the modification of the Indenture both with and without the consent of holders of Debt Securities issued under the Indenture;
●	provisions, if any, granting special rights upon the occurrence of specified events, including consolidation, merger and sales;
●	the applicability of any guarantees;
●	any restriction of transferability of the series; and
●	additional terms not inconsistent with the provisions of the applicable Indenture.

Debt Securities, including any Debt Securities that provide for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, may be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to Debt Securities sold at an original issue discount may be described in the applicable prospectus supplement. In addition, special United States federal income tax or other considerations applicable to any Debt Securities that are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

Conversion or Exchange Rights

The terms, if any, on which a series of Debt Securities may be convertible into or exchangeable for common stock or other securities will be detailed in the prospectus supplement relating thereto. Such terms will include provisions as to whether conversion or exchange is mandatory, at the option of holders, or at our option, the conversion price and the conversion period, and may include provisions pursuant to which the number of shares of our common stock or other securities to be received by holders of such series of Debt Securities would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of Debt Securities, the Indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the Indenture or the Debt Securities, as applicable.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of Debt Securities.

Events of Default Under the Indenture

Unless as otherwise described in the prospectus supplement, the following constitute events of default under the Indenture with respect to any series of Debt Securities that we may issue:

●

if we fail to pay any installment of interest on any series of Debt Securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any Indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

●

if we fail to pay the principal of, or premium, if any, on any series of Debt Securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such Debt Securities in accordance with the terms of any Indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

●

if we fail to observe or perform any other covenant or agreement contained in the Debt Securities or the Indenture, other than a covenant specifically relating to another series of Debt Securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the Trustee or holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to Debt Securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of that series, by notice to us in writing, and to the Trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of Debt Securities then outstanding shall be due and payable without any notice or other action on the part of the Trustee or any holder.

The holders of a majority in principal amount of the outstanding Debt Securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the Indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the Indenture, if an event of default under an Indenture shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under such Indenture at the request or direction of any of the holders of the applicable series of Debt Securities, unless such holders have offered the Trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable Indenture; and

●

subject to its duties under the Trust Indenture Act, the Trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of Debt Securities of any series will have the right to institute a proceeding under the Indenture or to appoint a receiver or Trustee, or to seek other remedies only if:

●	the holder has given written notice to the Trustee of a continuing event of default with respect to that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of that series have made written request;

●	such holders have offered to the Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the Trustee in compliance with the request; and

●

the Trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding Debt Securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of Debt Securities if we default in the payment of the principal, premium, if any, or interest on, the Debt Securities.

We will periodically file statements with the Trustee regarding our compliance with specified covenants in the Indenture.

Modification of Indenture; Waiver

We and the Trustee may change an Indenture without the consent of any holders with respect to specific matters:

●	to cure any ambiguity, defect or inconsistency in the Indenture or in the Debt Securities of any series;

●	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”

●	to provide for uncertificated Debt Securities in addition to or in place of certificated Debt Securities;

●

to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of Debt Securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the Indenture;

●

to add to, delete from, or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of Debt Securities, as set forth in the Indenture;

●	to make any change that does not adversely affect the interests of any holder of Debt Securities of any series in any material respect;

●

to provide for the issuance of and establish the form and terms and conditions of the Debt Securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the Indenture or any series of Debt Securities, or to add to the rights of the holders of any series of Debt Securities;

●	to evidence and provide for the acceptance of appointment under any Indenture by a successor Trustee; or

●	to comply with any requirements of the SEC in connection with the qualification of any Indenture under the Trust Indenture Act.

In addition, under the Indenture, the rights of holders of a series of Debt Securities may be changed by us and the Trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding Debt Securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of Debt Securities, we and the Trustee may make the following changes only with the consent of each holder of any outstanding Debt Securities affected:

●	extending the fixed maturity of any Debt Securities of any series;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any Debt Securities; or

●	reducing the percentage of Debt Securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

The Indenture provides that, except for specified obligations, we can elect to be discharged from our obligations with respect to one or more series of Debt Securities, including obligations to:

●	provide for payment;

●	register the transfer or exchange of Debt Securities of the series;

●	replace stolen, lost or mutilated Debt Securities of the series;

●	pay principal of and premium and interest on any Debt Securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	recover excess money held by the Trustee;

●	compensate and indemnify the Trustee; and

●	appoint any successor Trustee.

In order to exercise our rights to be discharged, we must deposit with the Trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the Debt Securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the Debt Securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The Indenture provides that we may issue Debt Securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the Debt Securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the Indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the Debt Securities of any series can exchange the Debt Securities for other Debt Securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the Indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the Debt Securities may present the Debt Securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the Debt Securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any Debt Securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the Debt Securities of each series.

If we elect to redeem the Debt Securities of any series, we will not be required to:

●

issue, register the transfer of, or exchange any Debt Securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any Debt Securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any Debt Securities so selected for redemption, in whole or in part, except the unredeemed portion of any Debt Securities we are redeeming in part.

Information Concerning the Trustee

The Trustee, other than during the occurrence and continuance of an event of default under an Indenture, undertakes to perform only those duties as are specifically set forth in the applicable Indenture. Upon an event of default under an Indenture, the Trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Trustee is under no obligation to exercise any of the powers given it by the Indenture at the request of any holder of Debt Securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of interest on any Debt Securities on any interest payment date to the person in whose name the Debt Securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the Debt Securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the Trustee as our sole paying agent for payments with respect to Debt Securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the Debt Securities of a particular series. We will maintain a paying agent in each place of payment for the Debt Securities of a particular series.

All money we pay to a paying agent or the Trustee for the payment of the principal of or any premium or interest on any Debt Securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Global Securities

Debt Securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual Debt Securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any Debt Securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

The Indenture and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

General

We may issue warrants for the purchase of our debt securities, preferred stock or common stock, or any combination thereof. Warrants may be issued independently or together with our debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement. We may enter into a warrant agreement with a bank or trust company, as warrant agent. We will indicate the name and address and other information regarding the warrant agent in the applicable prospectus supplement or free writing prospectus relating to a particular series of warrants. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement or free writing prospectus for that series of warrants and the warrant agreement for that particular series. The terms of any warrants we offer under a prospectus supplement or free writing prospectus may differ from the terms we describe below.

Debt Warrants

The prospectus supplement or free writing prospectus relating to a particular issue of warrants to purchase debt securities will describe the terms of the debt warrants, including the following:

●	the title of the debt warrants;
●	the offering price for the debt warrants, if any;
●	the aggregate number of the debt warrants;
●	the designation and terms of the debt securities, including any conversion rights, purchasable upon exercise of the debt warrants;
●	if applicable, the date from and after which the debt warrants and any debt securities issued with them will be separately transferable;
●	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;
●	the dates on which the right to exercise the debt warrants will commence and expire;
●	if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;
●	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;
●	information with respect to book-entry procedures, if any;
●	the currency or currency units in which the offering price, if any, and the exercise price are payable;
●	if applicable, a discussion of material U.S. federal income tax considerations;
●	the antidilution provisions of the debt warrants, if any;
●	the redemption or call provisions, if any, applicable to the debt warrants;
●	any provisions with respect to the holder’s right to require us to repurchase the warrants upon a change in control or similar event; and
●	any additional terms of the debt warrants, including procedures, and limitations relating to the exchange, exercise and settlement of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement or free writing prospectus.

Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or any premium, if any, or interest on the debt securities purchasable upon exercise or to enforce covenants in the indenture.

Equity Warrants

The prospectus supplement or free writing prospectus relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:

●	the title of the warrants;
●	the offering price for the warrants, if any;
●	the aggregate number of warrants;
●	the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;
●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;
●	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;
●	the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;
●	the dates on which the right to exercise the warrants shall commence and expire;
●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
●	the currency or currency units in which the offering price, if any, and the exercise price are payable;
●	if applicable, a discussion of material U.S. federal income tax considerations;
●	the antidilution provisions of the warrants, if any;
●	the redemption or call provisions, if any, applicable to the warrants;
●	any provisions with respect to holder’s right to require us to repurchase the warrants upon a change in control or similar event; and
●	any additional terms of the warrants, including procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

●	to vote, consent or receive dividends;
●	to receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or
●	to exercise any rights as stockholders of the Company.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities into which the warrant is exercisable, as specified in the applicable prospectus supplement or free writing prospectus, at the exercise price that we describe in the applicable prospectus supplement or free writing prospectus. The warrants may be exercised as set forth in the prospectus supplement or free writing prospectus relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement or free writing prospectus, warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement or free writing prospectus relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

Upon receipt of payment and the warrant certificate or agreement, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement or free writing prospectus, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate or agreement are exercised, a new warrant certificate or agreement will be issued for the remaining warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement or free writing prospectus, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;
●	at market prices prevailing at the times of sale;
●	at prices related to such prevailing market prices; or
●	at negotiated prices.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

●	the name or names of the underwriters, if any;
●	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;
●	any over-allotment options under which underwriters may purchase additional securities from us;
●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
●	any public offering price;
●	any discounts or concessions allowed or reallowed or paid to dealers; and
●	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

LEGAL MATTERS

The validity of any securities offered from time to time by this prospectus and any related prospectus supplement will be passed upon by Taft Stettinius & Hollister LLP. If legal matters in connection with offerings made pursuant to this prospectus and any related prospectus supplement are passed upon by counsel to underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement related to such offering.

EXPERTS

The audited consolidated financial statements of Creative Realities, Inc. as of December 31, 2025 and 2024, and for each of the two years then ended, incorporated by reference in this prospectus and elsewhere in the registration statement, have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the Commission. The Commission maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. Our Commission filings are available on the Commission’s Internet site.

The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement of which this prospectus is a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were made as of an earlier date. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We maintain an Internet site at http://www.cri.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus or part of any prospectus supplement.

IMPORTANT INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which was filed on April 15, 2026;

●	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026, filed with the SEC on May 15, 2026;

●	Our Current Reports on Form 8-K filed on January 2, 2026 and February 18, 2026; and

●

The description of our common stock set forth in our Registration Statement on Form 8-A, filed on November 14, 2018, including any amendments or reports filed for the purpose of updating such description, including the description under the caption “Description of Securities – Common Stock” included as Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on March 21, 2024.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the common stock made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will provide at no cost to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the documents that are incorporated by reference in this prospectus but not delivered with this prospectus, including exhibits that are specifically incorporated by reference in such documents. You may request a copy of such documents by writing or telephoning us at the following address or telephone number:

Creative Realities, Inc.

Attention: Corporate Secretary

13100 Magisterial Drive, Suite 201

Louisville, KY 40223

(502) 791-8800

$100,000,000

Creative Realities, Inc.

Common Stock

Preferred Stock
Warrants to Purchase Common Stock or Preferred Stock

Debt Securities

PROSPECTUS

, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses Of Issuance And Distribution.

The following table sets forth the fees and expenses, other than underwriting compensation, payable in connection with the registration of securities hereunder. All amounts are estimates except for the Commission registration fee. The assumed amount has been used to demonstrate the expenses of an offering and does not represent an estimate of the amount of securities that may be registered or distributed because such amount is unknown at this time.

Securities and Exchange Commission registration fee		$13,497.58	(1)
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Printing and engraving expenses	$	*
Miscellaneous expenses	$	*
Blue sky fees and expenses	$	*
Total	$	*

(1)

Reflects the registration fee for new securities registered on this registration and the registration fee previously paid in connection with unsold securities pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended.

*

These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time. The applicable prospectus supplement will set forth the amount of expenses of any offering of securities.

Item 15. Indemnification of Directors and Officers.

The registrant is subject to Minnesota Statutes, Chapter 302A, the Minnesota Business Corporation Act (the “Corporation Act”). Section 302A.521 of the Corporation Act provides in substance that, unless prohibited by its articles of incorporation or bylaws, a Minnesota corporation must indemnify an officer or director who is made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys’ fees and disbursements, incurred by such person in connection with the proceeding, if certain criteria are met. These criteria, all of which must be met by the person seeking indemnification, are as follows: (a) such person has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys’ fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions; (b) such person must has acted in good faith; (c) such person received no improper personal benefit and satisfied certain statutory conflicts-of-interest provisions, if applicable; (d) in the case of a criminal proceeding, such person had no reasonable cause to believe that the conduct was unlawful; and (e) in the case of acts or omissions occurring in such person’s official capacity, such person must have acted in a manner such person reasonably believed was in the best interests of the corporation or, in certain limited circumstances, not opposed to the best interests of the corporation. In addition, Section 302A.521, subd. 3, requires payment by the registrant, upon written request, of reasonable expenses in advance of final disposition in certain instances. A decision as to required indemnification is made by a majority of the disinterested directors present at a meeting at which a disinterested quorum is present, or by a designated committee of disinterested directors, by special legal counsel, by the disinterested shareholders, or by a court.

The registrant has entered into indemnification agreements with each of its directors and executive officers. Such agreements may require the registrant, among other things, to advance expenses and otherwise indemnify its executive officers and directors against certain liabilities that may arise by reason of their status or service as executive officers or directors, to the fullest extent permitted by law.

The registrant also maintains a director and officer insurance policy to cover the registrant, its directors and its officers against certain liabilities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers, and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16. Exhibits.

The following exhibits are filed as part of this registration statement:

Exhibit Number	Description
1.1*	Form of Underwriting Agreement
3.1

Articles of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on March 21, 2024)

3.2

Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed with the SEC on November 12, 2025)

3.3	Amended and Restated Bylaws (incorporated by reference to Exhibit 3 to the registrant’s Current Report on Form 8-K filed with the SEC on November 2, 2011)
4.1

Specimen certificate evidencing shares of Common Stock (incorporated by reference to Exhibit 4.2 of the Registrant’s Registration Statement on Form SB-2 (File No. 333-136972), filed with the SEC on August 29, 2006)

4.2*	Specimen certificate evidencing shares of Preferred Stock
4.3*	Form of Debt Security
4.4+	Form of Indenture between the registrant and one or more trustees to be named
4.5*	Form of Warrant
4.6*	Form of Warrant Agreement
4.7	Description of Securities (incorporated by reference to Exhibit 4.2 to the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on March 21, 2024)
5.1+	Opinion of Taft Stettinius & Hollister LLP
23.1+	Consent of Grant Thornton LLP
23.2+	Consent of PricewaterhouseCoopers LLP
23.3+	Consent of Taft Stettinius & Hollister LLP (included as part of Exhibit 5.1)
24.1+	Power of Attorney (included on signature page)
25.1**	Statement of Eligibility of Trustee on Form T-1
99.1

Audited consolidated financial statements of DDC Group International Inc. d/b/a Cineplex Digital Media as of and for the years ended December 31, 2024 and 2023 (incorporated by reference to Exhibit 99.3 to the registrant’s Amendment No. 1 to Current Report on Form 8-K/A filed with the SEC on December 19, 2025)

99.2

Unaudited condensed consolidated interim financial information of DDC Group International Inc. d/b/a Cineplex Digital Media as of September 30, 2025 and December 31, 2024 and for the nine months ended September 30, 2025 and 2024 (incorporated by reference to Exhibit 99.1 to the registrant’s Amendment No. 1 to Current Report on Form 8-K/A filed with the SEC on December 19, 2025)

99.3

Unaudited pro forma financial statements of the registrant and DDC Group International Inc. d/b/a Cineplex Digital Media as of December 31, 2024 and for the year then ended, and the unaudited pro forma financial information of the registrant and DDC Group International Inc. d/b/a Cineplex Digital Media as of September 30, 2025 and for the nine months then ended (incorporated by reference to Exhibit 99.2 to the registrant’s Amendment No. 1 to Current Report on Form 8-K/A filed with the SEC on December 19, 2025)

107+	Filing Fee Table

*	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act.

**	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939 at the time of an offering of debt securities.

+	Filed herewith

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)          to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, an increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)         to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)         That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)         That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser:

(i)           Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)          Each prospectus required to be filed pursuant to Rule 424(b)(2), 424(b)(5), or 424(b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), 415(a)(1)(vii), or 415(a)(1)(x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)         That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)          Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)         The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)         Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)         The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(j)         If and when applicable, the undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, state of Kentucky, on June 4, 2026.

CREATIVE REALITIES, INC.

/s/ Richard Mills
Richard Mills
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Richard Mills and Tamra Koshewa, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Richard Mills	Chairman, Director and Chief Executive Officer	June 4, 2026
Richard Mills	(principal executive officer)

/s/ Tamra Koshewa	Chief Financial Officer	June 4, 2026
Tamra Koshewa	(principal accounting and financial officer)

/s/ David Bell	Director	June 4, 2026
David Bell

/s/ Michael Bosco	Director	June 4, 2026
Michael Bosco

/s/ Thomas B. Ellis	Director	June 4, 2026
Thomas B. Ellis

/s/ Donald A. Harris	Director	June 4, 2026
Donald A. Harris

/s/ Dan McGrath	Director	June 4, 2026
Dan McGrath

/s/ Stephen Nesbit	Director	June 4, 2026
Stephen Nesbit